UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 12, 2011

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As reported under Item 7.01 of its Current Report on Form 8-K dated July 27, 2011 (the "July Report"), The Jones Group Inc. (the "Company") has redefined its reportable operating segments to better reflect its expanding international operations. The Company's operations are now comprised of six reportable segments: domestic wholesale sportswear, domestic wholesale jeanswear, domestic wholesale footwear and accessories, domestic retail, international wholesale and international retail.

In the July Report, the Company furnished, as Exhibit 99.3, a summary of previously-disclosed historical financial information for 2010, 2009 and 2008, each interim period of 2010 and the first fiscal quarter of 2011, as reported under generally accepted accounting principles ("GAAP"), revised to reflect the new operating segment structure. Such summary and the information appearing in Item 7.01 of the July Report under the caption "Revisions to Segment Reporting" are incorporated herein by reference.

Historically, in the Company's press releases announcing its quarterly results of operations, the Company has presented non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, to supplement the operating segment information presented in accordance with GAAP. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Accordingly, to assist readers of the Company's earnings announcements or other releases of financial information in analyzing the segment reporting changes discussed in the July Report and in making comparisons of the Company's financial results on a non-GAAP basis, the Company is voluntarily furnishing segment information revised to reflect the new operating segment structure, presented both in accordance with GAAP and adjusted on a non-GAAP basis, for 2010, 2009 and 2008, each interim period of 2010 and the first fiscal quarter of 2011, which is attached hereto as Exhibit 99.1. For ease of reference, Exhibit 99.1 includes revised segment information presented in accordance with GAAP previously furnished in Exhibit 99.3 to the July Report, which information has not changed.

The non-GAAP financial information presented in Exhibit 99.1 concerns the effect on segment revenues and income (loss) of the items described in the "Reconciliation of Non-GAAP Measures to GAAP" table in Exhibit 99.1. Historical non-GAAP information has been reclassified where necessary to conform to current practice. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's financial performance. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company's core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of revised non-GAAP segment information provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures of adjusted segment revenues and income have been reconciled to the equivalent GAAP measure.

The Company is an integrated enterprise, characterized by substantial intersegment cooperation, cost allocations and sharing of assets. Therefore, the Company does not represent that these segments, if operated independently, would report the operating profit and other financial information as shown in the revised segment presentation. The preliminary information in Exhibit 99.1 represents management's calculations as of the date of this filing, which may change as final organizational changes may continue to take place during 2011.

This information shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Revised Adjusted Segment Revenue/Operating Income (Loss) Tables for the years 2010, 2009 and 2008, each interim period of 2010 and the first fiscal quarter of 2011.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ John T. McClain John T. McClain Chief Financial Officer

 Date: August 12, 2011

Exhibit Index

Exhibit No.	Description
99.1	Revised Adjusted Segment Revenue/Operating Income (Loss) Tables for the years 2010, 2009 and 2008, each interim period of 2010 and the first fiscal quarter of 2011.

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